Oppenheimer Gold & Special Minerals Fund
Exhibit 24(b)(16) to Form N-1A
Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

  07/29/85              0.0240            0.0000                 7.120
  07/28/86              0.1370            0.0000                 6.190
  07/31/87              0.1500            0.8800                12.890
  12/24/87              0.2050            1.6900                11.520
  12/23/88              0.1800            0.7900                11.460
  12/22/89              0.2700            1.3400                14.210
  12/21/90              0.0400            0.0000                 9.770
  12/20/91              0.1850            0.0000                 9.580
  12/17/92              0.1360            0.0000                 8.770
  12/23/93              0.0590            0.0000                13.830
  12/21/94              0.0670            0.0000                12.960


1. Average Annual Total Returns for the Periods Ended 06/30/95:

   The formula for calculating average annual total return is as follows:

          1                    ERV n
   --------------- = n        (---) - 1 = average annual total return
   number of years              P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Examples, assuming a maximum sales charge of 5.75%:

  One Year                   Five Year

  $  961.64 1               $1,144.20 .2
 (---------) - 1 = -3.84%   (---------)   - 1 =  2.73%
   $1,000                     $1,000


  Ten Year

  $3,017.36 .1
 (---------) - 1 = 11.68%
   $1,000


Examples at NAV:


  One Year                   Five Year

  $1,020.30 1                $1,213.98 .2
 (---------) - 1 =  2.03%    (---------)   - 1 =  3.95%
   $1,000                      $1,000

  Ten Year

  $3,201.47 .1
 (---------) - 1 = 12.34%
   $1,000

Oppenheimer Gold & Special Minerals Fund
Page 2



2.  Cumulative Total Returns for the Periods Ended 06/30/95:

    The formula for calculating cumulative total return is as follows:

       ERV - P
       ------- = Cumulative Total Return
          P


Examples, assuming a maximum sales charge of 5.75%:

    One Year                             Five Year

    $  961.64 - $1,000                   $1,144.20 - $1,000
    ------------------  =  -3.84%        ------------------  = 14.42%
        $1,000                                $1,000

    Ten Year

    $3,017.36 - $1,000
    ------------------  = 201.74%
        $1,000



Examples at NAV:


    One Year                             Five Year

    $1,020.30 - $1,000                   $1,213.98 - $1,000
    ------------------  =   2.03%        ------------------  = 21.40%
          $1,000                                $1,000

    Ten Year

    $3,201.47 - $1,000
    ------------------  = 220.15%
          $1,000